AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2002
                            REGISTRATION NO. 333-56848

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                       FORM SB-2
                                 REGISTRATION STATEMENT
                                          UNDER
                                THE SECURITIES ACT OF 1933
                               PRE-EFFECTIVE AMENDMENT NO. 5

                          PRE-SETTLEMENT FUNDING CORPORATION
      (Exact name of small business issuer as specified in its charter)
Delaware                                 _________               54-1965220
(State or other jurisdiction of (Primary Standard Industrial (I.R.S.Employer incorporation or organization) Classification Code Number) Identification No.)

                           927 South Walter Reed Drive, Suite 5
                                Arlington, Virginia 22204
                                      (703) 892-4123
                   (Address, including zip code, and telephone number,
          including area code, of Registrant's principal executive offices)

                                     Darryl Reed
                        President & Chief Executive Officer
                       927 South Walter Reed Drive, Suite 5
                            Arlington, Virginia 22204
           (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                      Copies to:
                               James DeOlden, Esquire
                  18300 Von Karman, Suite 710, Irvine, CA 92612
                                   (949) 809-2118
ITEM 27.  EXHIBITS

All references are to the Registrant's registration statement on Form SB-2 as filed with the SEC on March 9, 2001, File No. 333-56848 (the "Registration Statement").

  (1) Form of Amended Underwriting and Selling Agreement between Pre-Settlement Funding and Three Arrows Capital Corp. is incorporated by reference to Pre-Effective Amendment No. 2 to the Registration Statement filed with the SEC on August 27, 2001 ("Pre-Effective Amendment No. 2").

  (3) (i) Amended and Restated Certificate of Incorporation is incorporated by reference to the Registration Statement.

  (3) (ii)Amended and Restated Bylaws is incorporated by reference to the Registration Statement.

  (4) (i) Amended Form of Subscription Agreement is incorporated by reference to Post-Effective Amendment No. 1.

  (4) (ii)Form of 10% Convertible Note is incorporated by reference to the Registration Statement.

  (4) (iii)Form of Registration Agreement relating to the 10%
          Convertible Notes is incorporated by reference to the Registration Statement.

  (4) (iv)Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Joel P. Sens is incorporated by reference to the Registration Statement.

  (4) (v) Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Darryl Reed is incorporated by reference to the Registration Statement.

  (4) (vi)Form of Common Stock Purchase Option relating to Exhibits 4
          (iv) and 4 (v) is incorporated by reference to the Registration Statement.

  (4) (vii)Form of Amended Escrow Agreement by and between Pre-
          Settlement Funding Corporation, Three Arrows Capital Corp. and The Business Bank, is incorporated by reference to Pre-Effective Amendment No. 2.

  (5)  Form of Opinion of James DeOlden, Esq. is filed herein.

  (9)  Stockholder Agreement by and among Pre-Settlement Funding
       Corporation, Joel P. Sens and Darryl W. Reed, dated October 26, 2000 is incorporated by reference to the Registration Statement.

  (10) (i)Form of Purchase and Security Agreement is incorporated by reference to the Registration Statement.

  (10) (ii)Employment Agreement between Pre-Settlement Funding
       Corporation and Darryl Reed dated October 1, 2000 is incorporated by reference to the Registration Statement.

  (10) (iii)Employment Agreement between Pre-Settlement Funding
       Corporation and Joel Sens dated October 1, 2000 is incorporated by reference to the Registration Statement.

  (10) (iv)Letter by Typhoon Capital Consultants, LLC to Pre-Settlement Funding Corporation on December 11, 2001 withdrawing as a consultant to Pre-Settlement Funding Corporation and waiving all rights to any cash or equity compensation owed to it by Pre-Settlement Funding Corporation except for the fifty thousand (50,000) shares already issued to Typhoon Capital Consultants, LLC, filed herein.

  (10) (v)Form of Consultant Agreement dated January 8, 2001 between Pre-Settlement Funding Corporation and Chukwuemeka A. Njoku is incorporated by reference to Pre-Effective Amendment No. 1.

  (10) (vi)Letter agreement for consulting services dated August 31, 2000 between Pre-Settlement Funding Corporation and Graham Design, LLC is incorporated by reference to the Registration Statement.

  (10) (vii)Letter Agreement for consulting services dated June 13, 2000 between Pre-Settlement Funding Corporation and Baker
       Technology, LLC is incorporated by reference to the Registration Statement.

  (23) (i)Consent of James DeOlden, Esq. is filed herein.

  (23) (ii) Consent of Stefanou & Company, LLP is filed herein.